INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in these Registration Statements of NiSource Inc. on Form S-8 File No. 333-19983, on Post-Effective Amendment on Form S-8 to Form S-4 File No. 333-33896-01 and on Post-Effective Amendment on Form S-3 to Forms S-4 File No. 333-33896 and File No. 333-33896-01 of our report dated June 1, 2003, appearing in the Annual Report on Form 11-K of the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
Indianapolis, Indiana

June 26, 2003